Exhibit 10.1

MDU Resources Group, Inc.
2009 NEO Annual Award Opportunity Chart

Name	Title	1/1/2009 Base Compensation ($)	Threshold ($)	Target ($)	Maximum ($)

Terry D. Hildestad	President and Chief Executive Officer MDU Resources Group, Inc.	750,000	187,500	750,000	1,500,000

Vernon A. Raile	Executive Vice President, Treasurer and Chief Financial Officer MDU Resources Group, Inc.	450,000	73,125	292,500	585,000

John G. Harp	President and Chief Executive Officer MDU Construction Services Group, Inc.	450,000	73,125	292,500	585,000

William E. Schneider	President and Chief Executive Officer Knife River Corporation	447,400	72,703	290,810	581,620

Paul K. Sandness	General Counsel and Secretary MDU Resources Group, Inc.	334,000	41,750	167,000	334,000